PERMEX PETROLEUM
CORPORATION

# Permex Petroleum Announces Warrant Repricing and Exercise Incentive Program

*NOT FOR DISTRIBUTION TO U.S. NEWSWIRE SERVICES OR DISSEMINATION IN THE UNITED STATES*

**VANCOUVER, BC, May 18, 2023** – Permex Petroleum Corporation (CSE: OIL) (OTCQB: OILCF) (FSE: 75P) ("**Permex**" or the "**Company**"), is pleased to announce the implementation of an early warrant exercise program (the "**Program**") intended to encourage the exercise of up to 1,015,869 unlisted common share purchase warrants of the Company (the "**Eligible Warrants**"), which were issued as part of the Company's private placements.

## Warrant Repricing and Exercise Incentive Program

Pursuant to the Program, the Company will amend the exercise price of the following Eligible Warrants to USD$2.86 per Eligible Warrant, commencing on May 18, 2023, at 9:00 a.m. (Vancouver time) and expiring on June 16, 2023 at 5:00 p.m. (Vancouver time) (the "**Early Exercise Period**"):

| Number of Eligible Warrants(1) | Issue Date | Original Exercise Price(1) | New Exercise Price during the Early Exercise Period |
|---|---|---|---|
| 785,477 | March 28, 2022 | US$12.60 | USD$2.86 |
| 22,059 | November 4, 2021 | US$32.40 | USD$2.86 |
| 208,333 | October 1, 2021 | C$12.00 | USD$2.86 |

Note:
(1) Figures adjusted pursuant to a 60:1 consolidation made effective on November 2, 2022.

In addition to the repricing, the Company will also offer, to each holder of Eligible Warrants (the "**Warrant Holders**") who exercises the Eligible Warrants during the Exercise Warrant Period, the issuance of one additional common share purchase warrant for each Eligible Warrant exercised during the Early Exercise Period (each, an "**Incentive Warrant**"). Each Incentive Warrant entitles the Warrant Holder to purchase one common share of the Company (each, a "**Share**") for a period of 5 years from the date of issuance, at a price of USD$4.50 per Share. The Company may also issue pre-funded common share purchase warrants (each, a "**Pre-Funded Warrant**") in lieu of Shares, upon the exercise of Eligible Warrants, to certain Warrant Holders. Each Pre-Funded Warrant will allow the holder thereof to acquire one Share at a nominal exercise price of USD$0.01 and will not expire.

The Eligible Warrants which remain unexercised following the completion of the Early Exercise Period will continue to be exercisable, on the terms existing immediately prior to the implementation of the Program, and no further Incentive Warrants will be granted on the exercise of the Eligible Warrants following the completion of the Early Exercise Period. Permex anticipates using the proceeds from the exercise of any Eligible Warrants for working capital purposes.

The terms and conditions of the Program and the method of exercising Eligible Warrants pursuant to the Program are set forth in a letter which is being delivered to the last known contact of each Warrant Holder. Warrant Holders who wish to participate in the Program will be required to deliver the applicable warrant exercise documents to the Company to exercise their respective Eligible Warrants and in consideration for the issuance of the Incentive Warrants.

The Incentive Warrants, and any securities issuable on the exercise thereof, will be subject to a four-month hold period from the date of issuance pursuant to applicable Canadian securities laws, in addition to such other restrictions as may apply under applicable securities laws of jurisdictions outside of Canada. None of the securities issued in connection with the Program will be registered upon issuance under the United States Securities Act of 1933, as amended (the "**1933 Act**"), and none of them may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission to register the Shares within 30 days of the end of the Early Exercise Period. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the securities in any state where such offer, solicitation, or sale would be unlawful. The Early Exercise Period will continue for at least 20 business days as required by Rule 14e-1(a) under the United States Securities Exchange Act of 1934, as amended.

No insiders will be participating in the Program and the Program is subject to approval from the Canadian Securities Exchange.

***Contact Information***

Permex Petroleum Corporation
Mehran Ehsan
President, Chief Executive Officer & Director
(214) 459-2782

Gregory Montgomery
Chief Financial Officer
(214) 459-2782

Or for investor relations, please contact:
**Renmark Financial Communications Inc.**
Steve Hosein: shosein@renmarkfinancial.com
Tel.: (416) 644-2020 or (212)-812-7680
www.renmarkfinancial.com

**Forward Looking Statements**

*This release includes certain statements and information that may constitute forward-looking information within the meaning of applicable Canadian and United States securities laws. Forward-looking statements relate to future events or future performance and reflect the expectations or beliefs of management of the Company regarding future events. Generally, forward-looking statements and information can be identified by the use of forward-looking terminology such as "intends" or "anticipates", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would" or "occur". This information and these statements, referred to herein as "forward-looking statements", are not historical facts, are made as of the date of this news release and include without limitation, statements regarding discussions of future plans, estimates and forecasts and statements as to management's expectations and intentions with respect to, among other things: the anticipated timing and completion of the Program; and the use of any proceeds raised under the Program.*

*These forward-looking statements involve numerous risks and uncertainties and actual results might differ materially from results suggested in any forward-looking statements. These risks and uncertainties include, among other things: delays in obtaining or failures to obtain required regulatory approvals for the Program from the CSE; market uncertainty; and the inability of the Company to raise proceeds pursuant to the Program.*

*In making the forward-looking statements in this news release, the Company has applied several material assumptions, including without limitation, that: the Company will obtain the required CSE approval for the Program; the Company will be able to raise proceeds under the Program; and the Company will use the proceeds of the Program as currently anticipated.*

*Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and forward-looking information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement, forward-looking information or financial out-look that are incorporated by reference herein, except in accordance with applicable securities laws. We seek safe harbor.*